UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        (Date of Report (date of earliest event reported)): July 31, 2007


                         Community First Bancorporation
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       South Carolina                   000-29640              58-2322486
       --------------                   ---------              ----------
(State or other jurisdiction     (Commission file number)    (IRS Employer
  of incorporation)                                          Identification No.)


       449 Highway 123 Bypass
       Seneca, South Carolina                                 29678
----------------------------------------                   ----------
(address of principal executive offices)                   (zip code)

        Registrant's telephone number, including area code (864) 886-0206
                                                           --------------


--------------------------------------------------------------------------------
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c)

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Employment Agreement. On July 31, 2007 Community First Bancorporation and its wholly owned bank subsidiary, Community First Bank, Inc., entered into an employment agreement with Frederick D. Shepherd, Jr., President, Chief Executive Officer, and Treasurer of the holding company and the bank. The employment agreement has a three-year term, renewing annually for one additional year. The initial base salary of $293,000 under the employment agreement is subject to potential annual increases to maintain Mr. Shepherd's salary at the average salary level for chief executive officers of holding companies and institutions within Community First's peer group percentile rank, with percentile rank being determined based upon return on average assets, return on average equity, and efficiency ratio. Mr. Shepherd will also be entitled by the employment agreement to fringe benefits such as payment of club dues, use of an automobile, fully paid long-term care insurance coverage, and reimbursement of the cost to obtain disability insurance coverage, with an income tax gross-up benefit to compensate for taxes imposed on disability reimbursement payments.

         The agreement establishes an annual cash incentive award program for Mr. Shepherd as well. For each fiscal year return on average assets is 1.00% or more, Mr. Shepherd will be entitled within 45 days after year end to a cash payment equal to 15% of his base salary, plus a percentage of his base salary equal to the difference between return on average assets and 1.00%. For each fiscal year return on average equity is 10.00% or more, Mr. Shepherd will be entitled within 45 days after year end to a cash payment equal to 15% of his base salary, plus a percentage of his base salary equal to the difference between return on average equity and 10.00%.

         Reference is made to the complete copy of the employment agreement included as Exhibit 99.1 for the other terms and conditions of the agreement, including benefits payable after termination of employment, benefits payable after a change in control, and non-competition provisions.

         Salary Continuation Agreement. On July 31, 2007 Community First Bank also entered into a Salary Continuation Agreement with Mr. Shepherd. The agreement provides for an annual benefit of $210,000 for 20 years for Mr. Shepherd once he attains age 71 in December 2011. Both the Employment Agreement and the Salary Continuation Agreement provide for an excise tax gross-up benefit if his aggregate benefits after a change in control constitute excess parachute payments under Internal Revenue Code sections 280G and 4999. Reference is made to the complete copy of the Salary Continuation Agreement included as Exhibit
99.2 for the other terms and conditions of the agreement, including benefits payable for employment termination before age 71 and benefits payable if a change in control occurs.

Item 9.01(d) Exhibits

     99.1 Employment Agreement among Community First Bancorporation, Community First Bank and Frederick D. Shepherd, Jr.
     99.2 Salary  Continuation   Agreement  between  Community  First  Bank  and
          Frederick D. Shepherd, Jr.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               Community First Bancorporation


Date:  July 31, 2007                         s/Frederick D. Shepherd, Jr.
                                             -----------------------------------
                                             Frederick D. Shepherd, Jr.
                                             President, Chief Executive Officer,
                                             and Treasurer


                                       3